     As filed with the Securities and Exchange Commission on June 27, 1997
                                             Registration Statement No.  33-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                                STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                               71-0788538
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                             302 East Millsap Road
                         Fayetteville, Arkansas  72703
                    (Address of Principal Executive Offices)


                     StaffMark, Inc. 1996 Stock Option Plan
                              (Full Title of Plan)

                            Gordon Y. Allison, Esq.
                  Executive Vice President and General Counsel
                                StaffMark, Inc.
                             302 East Millsap Road
                         Fayetteville, Arkansas  72703
                    (Name and address of agent for service)

                                 (501) 973-6000
         (Telephone number, including area code, of agent for service)

                           -------------------------

                         Copy of all communications to:
                             C. Douglas Buford, Jr.
                           Wright, Lindsey & Jennings
                      200 West Capitol Avenue, Suite 2200
                          Little Rock, Arkansas 72201
                                 (501) 371-0808

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
       Title of                                 Proposed                Proposed             Amount of
      Securities          Amount to         Maximum Offering        Maximum Aggregate       Registration
   to be Registered     be Registered       Price Per Share          Offering Price             Fee
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock,         1,700,000
    $.01 par value         Shares                 N/A(1)              $33,043,750(2)        $10,013.26(2)

------------------------------------------------------------------------------------------------------------------------------------

(1) Each share being registered may be purchased at not less than the fair market value of a share of Common Stock at the time an option to purchase such share is granted.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) and based on the average ($19.4375) of the high and low prices of a share of Common Stock as reported on the Nasdaq Stock Market's National Market on June 24, 1997.
================================================================================

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         StaffMark, Inc. ("Registrant" or "Company") hereby incorporates the following documents by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 17, 1997, and the amendment thereto on Form 10-K/A filed on March 24, 1997;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the Company's common stock, $.01 par value, contained in the Company's Form 8-A dated September 17, 1996, including any amendment or report filed for the purpose of updating such description.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

         All reports and other documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article IV of the Company's By-laws provides that, under specified circumstances, the Company shall indemnify its directors, officers, employees, or agents against expenses (including attorney's fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Eight of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

         In accordance with Delaware law, the Company has entered or will enter into indemnification agreements with its directors pursuant to which it has agreed to pay certain expenses, including attorney's fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they are not entitled to indemnification.

         The Company's directors and officers are also covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                                Exhibit
-----------                                -------
4.1                       Certificate of Incorporation of StaffMark, Inc. (Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.2                       Certificate of Amendment of Certificate of Incorporation of StaffMark, Inc. (Incorporated by
                          reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-
                          7513)).

4.3                       Amended and Restated Bylaws of the Company (Incorporated by reference from Exhibit 3.3 to the
                          Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.4                       Form of certificate evidencing ownership of Common Stock of the Company (Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-
                          7513)).

4.5                       StaffMark, Inc. 1996 Stock Option Plan (Incorporated by reference from Exhibit 10.1 to the
                          Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.6                       Form of Stock Option Agreement

5.1                       Opinion of Wright, Lindsey & Jennings

23.1                      Consent of Arthur Andersen LLP

23.2                      Consent of Arthur Andersen LLP

23.3                      Consent of Arthur Andersen LLP

23.4                      Consent of Wright, Lindsey & Jennings (included as part of Exhibit 5.1)

24.1                      Powers of Attorney (included as part of signature page)

ITEM 9.  UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on June 26, 1997.


                                STAFFMARK, INC.


                                        By /s/ CLETE T. BREWER
                                          --------------------------------------
                                          Clete T. Brewer
                                          President and Chief Executive
                                          Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Clete T. Brewer, Terry C. Bellora, and Gordon Y. Allison, and each or either one of them, their true and lawful attorney- in-fact and agent, with full power of substitution and resubstitution for then and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf the following persons in the capacities and on the date indicated.

                          Signature                                    Title                                 Date
                                                                       -----                                 ----
                 /s/ JERRY T. BREWER                         Chairman of the Board                       June 26, 1997
                 -----------------------------------------
                 Jerry T. Brewer


                 /s/ CLETE T. BREWER                         Chief Executive Officer, President and      June 26, 1997
                 -----------------------------------------   Director
                 Clete T. Brewer



                 /s/ TERRY C. BELLORA                        Chief Financial Officer                     June 26, 1997
                 -----------------------------------------   (Principal Financial and Accounting
                 Terry C. Bellora                            Officer)



                 /s/ W. DAVID BARTHOLOMEW                    Executive Vice President -                  June 26, 1997
                 -----------------------------------------   Southeastern Operations and Director
                 W. David Bartholomew


                 /s/ STEVEN E. SCHULTE                       Executive Vice President -                  June 26, 1997
                 -----------------------------------------   Administration and Director
                 Steven E. Schulte



                 /s/ JOHN H. MAXWELL, Jr                     Executive Vice President - Medical          June 26, 1997
                 -----------------------------------------   Services and Director
                 John H. Maxwell, Jr.



                 /s/ JANICE BLETHEN                          Executive Vice President - Clinical         June 26, 1997
                 -----------------------------------------   Trials Support Services and Director
                 Janice Blethen



                 /s/ WILLIAM T. GREGORY                      General Manager - Carolina Region and       June 26, 1997
                 -----------------------------------------   Director
                 William T. Gregory


                 /s/ WILLIAM J. LYNCH                        Director                                    June 26, 1997
                 -----------------------------------------
                 William J. Lynch


                 /s/ R. CLAYTON MCWHORTER                     Director                                    June 26, 1997
                 -----------------------------------------
                 R. Clayton McWhorter


                 /s/ CHARLES A. SANDERS, M.D.                 Director                                    June 26, 1997
                 -----------------------------------------
                 Charles A. Sanders, M.D.

                               INDEX TO EXHIBITS


Exhibit No.                           Exhibit
-----------                           -------
4.1                    Certificate of Incorporation of StaffMark, Inc. (Incorporated by reference from Exhibit 3.1 to the
                       Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.2                    Certificate of Amendment of Certificate of Incorporation of StaffMark, Inc. (Incorporated by
                       reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-
                       7513)).

4.3                    Amended and Restated Bylaws of the Company (Incorporated by reference from Exhibit 3.3 to the
                       Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.4                    Form of certificate evidencing ownership of Common Stock of the Company (Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.5                    StaffMark, Inc. 1996 Stock Option Plan (Incorporated by reference from Exhibit 10.1 to the
                       Company's Registration Statement on Form S-1 (File No. 333-7513)).

4.6                    Form of Stock Option Agreement

5.1                    Opinion of Wright, Lindsey & Jennings

23.1                   Consent of Arthur Andersen LLP

23.2                   Consent of Arthur Andersen LLP

23.3                   Consent of Arthur Andersen LLP

23.4                   Consent of Wright, Lindsey & Jennings (included as part of Exhibit 5.1)

24.1                   Powers of Attorney (included as part of signature page)